Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333- 48306 of Optelecom, Inc. on Form S-8 of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 2003.

DELOITTE TOUCHE LLP

McLean, Virginia
March 29, 2004